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                                                                    EXHIBIT 99.4

                                  DETACH HERE

                                     PROXY

                           HMT TECHNOLOGY CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 2000

        The undersigned hereby appoints Mr. Peter S. Norris and Mr. James C. Kitch, and each of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all of the shares of stock of HMT Technology Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of HMT Technology Corporation to be held at the Company's executive offices at 47700 Kato Road, Fremont, California 94538 on September 20, 2000 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this Proxy will be voted FOR Proposals 1 and 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 LISTED BELOW.

1. To consider and vote upon a proposal to adopt       FOR    AGAINST    ABSTAIN
   the Agreement and Plan of Reorganization, dated     [ ]      [ ]        [ ]
   as of April 26, 2000, by and among Komag, Incorporated, KHM, Inc. (a wholly-owned subsidiary of Komag) and HMT Technology Corp.
   pursuant to which, KHM will merge with and into HMT and HMT will survive the merger as wholly-owned subsidiary of Komag.

   - KHM will merge with and into HMT and HMT will survive the merger as wholly-owned subsidiary of Komag.

   - Holders of outstanding shares of HMT common stock will receive 0.9094 of a share of HMT common stock for each share of common stock they hold.

   - Komag will assume HMT's warrants, stock option plans and employee stock purchase plan, based on the same exchange ratio.

Adoption of the reorganization agreement will also constitute approval of the merger and the other transactions contemplated by the reorganization agreement.

2. To approve the Company's Employee Stock            FOR    AGAINST    ABSTAIN
   Purchase Plan, as amended, to increase the         [ ]      [ ]        [ ]
   aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                             PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                             Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



Signature:                Date:         Signature:                Date:
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